UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

MSCI Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich Street, 49th Floor, New York, New York 10007
(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MSCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Redemption of 5.375% Senior Notes due 2027

On August 3, 2021, MSCI Inc. (the “Company” or “Registrant”) gave notice (“Notice of Conditional Full Redemption”) of its intent to redeem all $500.0 million aggregate principal amount of its 5.375% Senior Notes due 2027 (the “2027 Notes”).

The 2027 Notes are expected to be redeemed on September 2, 2021 (the “Redemption Date”). In accordance with the terms of the 2027 Notes and the Indenture, dated as of May 18, 2018, among the Company, each of the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Indenture”), the 2027 Notes will be redeemed at a redemption price equal to 100.0% of the principal amount of the 2027 Notes, plus the applicable premium as of, and accrued and unpaid interest to, but excluding, the Redemption Date. The applicable premium will be calculated in accordance with terms of the 2027 Notes and Indenture.

The Notice of Conditional Full Redemption is subject to the consummation, on or prior to the Redemption Date, of one or more debt financings providing gross proceeds to the Company in an aggregate amount of at least $500.0 million.

This Form 8-K does not constitute a notice of redemption with respect to the 2027 Notes under the Indenture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: August 3, 2021	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer